CINCINNATI FINANCIAL CORPORATION

Investor Contact: Dennis E. McDaniel, CPA, CMA, CFM, CPCU

 513-870-2768

CINF-IR@cinfin.com

Media Contact: Joan O. Shevchik

513-603-5323

Media_Inquiries@cinfin.com

Cincinnati Financial Corporation Holds Shareholders' and Directors' Meetings

Cincinnati, May 4, 2009 – Cincinnati Financial Corporation (Nasdaq: CINF) today announced that at the company’s annual meeting on May 2, 2009, shareholders elected one director for a term of one year and five directors for terms of three years to the 13-member board. Shareholders also ratified the selection of Deloitte & Touche LLP as independent registered public accounting firm, adopted the Cincinnati Financial Corporation Annual Incentive Compensation Plan of 2009 and the Cincinnati Financial Corporation Directors’ Stock Plan of 2009, and approved a proposal to take steps to declassify the board.

Chairman John J. Schiff, Jr., CPCU, commented: “We thank shareholders for approving our selection of Deloitte & Touche and our nominees to the board. The directors who were elected Saturday, as well as our continuing directors, combine their experiences from differing business backgrounds to execute long-term strategic plans for Cincinnati Financial Corporation and to increase our long-term return to shareholders.”

Elected to the board were William F. Bahl, CFA, CIC, chairman of Bahl & Gaynor Investment Counsel Inc., based in Cincinnati; James E. Benoski, vice chairman and retired president of Cincinnati Financial Corporation; Gretchen W. Price, chief financial officer of philosophy inc., an international skin care and cosmetics company based in Phoenix, Arizona; John J. Schiff, Jr., CPCU, chairman of Cincinnati Financial Corporation; Kenneth W. Stecher, president and chief executive officer of Cincinnati Financial Corporation; E. Anthony Woods, chairman and chief executive officer of SupportSource LLC, a healthcare consulting firm based in Cincinnati.

The board also announced committee service for the coming year, in line with the independence requirements of applicable law and the listing standards of Nasdaq:

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Audit – Kenneth C. Lichtendahl (Chairman), William F. Bahl, Gregory T. Bier, Gretchen W. Price,
 Douglas S. Skidmore and John F. Steele, Jr.

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Compensation – W. Rodney McMullen (Chairman), Gregory T. Bier, Gretchen W. Price and
E. Anthony Woods.

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Executive – John J. Schiff, Jr. (Chairman), James E. Benoski, W. Rodney McMullen, Kenneth W. Stecher, John F. Steele, Jr., Larry R. Webb and E. Anthony Woods.

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Investment – John J. Schiff, Jr. (Chairman), William F. Bahl, James E. Benoski, Gregory T. Bier, W. Rodney McMullen, Thomas R. Schiff, Kenneth W. Stecher and E. Anthony Woods. Richard M. Burridge, CFA, continues to serve as committee adviser.

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Nominating – William F. Bahl (Chairman), Kenneth C. Lichtendahl, Gretchen W. Price and
Douglas S. Skidmore.

Schiff noted, “Through their committee assignments and their dedication to understanding our insurance business, our directors work toward a prosperous future for the shareholders of Cincinnati Financial, supporting stability for our agents, policyholders and associates.”

The board of directors announced promotions for two officers. Martin F. Hollenbeck, CPCU, CFA, was named chief investment officer of Cincinnati Financial Corporation and all property casualty subsidiaries, in addition to his current positions as senior vice president for the company’s insurance subsidiaries and president and chief operating officer of CFC Investment Company. Hollenbeck is a Chartered Property Casualty Underwriter and Chartered Financial Analyst with a master’s degree in business from Xavier University and 16 years of investment management experience.

Dennis E. McDaniel, CPA, CFM, CMA, CPCU, was promoted to assistant vice president, investor relations, for the company’s standard market property casualty subsidiaries. Dennis joined the company’s planning and risk management department in January 2008 with 25 years experience in the insurance industry, including investor relations. In addition to several financial professional designations, Dennis holds a master’s degree in business from the University of Cincinnati.

Cincinnati Financial Corporation offers business, home and auto insurance, our main business, through The Cincinnati Insurance Company and its two standard market property casualty companies. The same local independent insurance agencies that market those policies may offer products of our other subsidiaries, including life and disability income insurance, annuities and surplus lines property and casualty insurance. For additional information about the company, please visit www.cinfin.com.

Mailing Address:

Street Address:

P.O. Box 145496

6200 South Gilmore Road

Cincinnati, Ohio 45250-5496

Fairfield, Ohio 45014-5141

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